EXHIBIT 99.1

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of October 2, 2007, is made by and between Warren B. Kanders (“Kanders”), Highland Equity LLC (“Equity LLC”), Kanders & Company, Inc. (“Kanders Inc.”), Russell F. Warren, Jr. (“Warren”), Fieldpoint Capital, LLC (“Fieldpoint”), Robert W. Pangia (“Pangia”), Ivy Healthcare Capital II, L.P. (“Ivy”), Dennis W. O’Dowd (“O’Dowd”) and Virgilio Rene Veloso (“Veloso”, and collectively with Kanders, Equity LLC, Kanders Inc., Warren, Fieldpoint, Pangia, Ivy and O’Dowd, the “Stockholders” and each a “Stockholder”), with respect to shares of Stock (as hereinafter defined) of Highlands Acquisition Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, each of the Stockholders is the record and beneficial owner of, has voting control of, and/or has subscribed to purchase, the number of issued and outstanding, or to be issued and outstanding, shares of Stock of the Company set forth opposite such Stockholder’s name on Schedule A hereto; and

WHEREAS, each of the Stockholders desires to provide reasonable restrictions upon the transfer of the Stock and to agree to vote his shares in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

I.	Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings indicated:

“Affiliate” of any party shall mean (i) any other party who, directly or indirectly, is in control of, is controlled by or is under common control with such first party; (ii) any party who is a director, executive officer or partner of such first party or any party described in clause (i) above; or (iii) any party who is an immediate family member of such party or a trust for the benefit of such family member.

“Co-Investment Subscription Agreements” shall mean the subscription agreements between the Company and each Stockholder, respectively, pursuant to which the Stockholders severally subscribed and agreed to purchase an aggregate of 1,000,000 units, with each unit consisting of one share of Common Stock and one warrant to purchase one-share of Common Stock at $7.50 per share (the “Co-Investment Units”), for an aggregate purchase price of $10,000,000 in a private placement of such units to be conducted by the Company immediately prior to the consummation of the Initial Business Combination (as defined below).

“Common Stock” shall mean the common stock, par value $.0001 per share, of the Company.

“Founders Unit” shall have the meaning as set forth in Article IV of this Agreement.

“Initial Business Combination” shall mean the first acquisition, through merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction by the Company of another business occurring after the initial public offering of the Company.

“IPO” shall mean the initial public offering by the Company of units (each a “Unit”), with each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock, with a per Unit price of $10.00 and aggregate gross proceeds to the Company of at least $100,000,000.

“Ivy Representative” shall mean Warren or, in the event of the death of Warren, such individual appointed by a majority of the Ivy Stockholders.

“Ivy Stockholders” shall mean, collectively, Warren, Fieldpoint, Pangia, Ivy, O’Dowd and Veloso.

“Kanders Representative” shall mean Kanders or, in the event of the death of Kanders, such individual appointed by a majority of the Kanders Stockholders.

“Kanders Stockholders” shall mean, collectively, Kanders, Equity LLC and Kanders Inc.

“Sponsors’ Warrants” shall mean the warrants to purchase an aggregate of 3,250,000 shares of Common Stock, at an exercise price of $7.50 per share, for an aggregate purchase price of $3,250,000 for which the Stockholders have severally subscribed and agreed to purchase, simultaneously with the consummation of the IPO, pursuant to subscription agreements between the Company and each Stockholder party thereto.

“Stock” or “Shares” shall mean (i) the Founders Units (including the underlying securities), (ii) the Sponsors’ Warrants (including the underlying securities), (iii) any shares of Common Stock issuable upon conversion or exercise of any of the foregoing or pursuant to a distribution by the Company in respect of shares of Common Stock underlying any of the foregoing, and (iv) any other capital stock of any class or classes of the Company issued in exchange for, or in respect of, any of the foregoing outstanding at any time, the holders of which are entitled, in the absence of contingencies, to vote for the election of directors of the Company, and on any matter presented to the stockholders of the Company for their vote or approval. For avoidance of doubt, for purposes of this Agreement “Stock” or “Shares” shall not include any

Co-Investment Units (including the underlying securities) and any Units (including the underlying securities) acquired by a Stockholder or its Affiliates in the IPO.

“Transfer” shall mean any voluntary or involuntary, direct or indirect, pledge, hypothecation, gift, donation, conveyance, assignment, mortgage, encumbrance, sale, granting of an option with respect to, or other disposition, to anyone, whether or not he is then a Stockholder.

“Transferred” shall mean any change in ownership by means of a Transfer.

II.	Restrictions on Transfer.

(a) An Ivy Stockholder shall not Transfer any Shares, except: (i) in compliance with the terms and conditions of this Agreement; (ii) with the prior written consent of the Kanders Representative, which consent may be withheld in the sole discretion of the Kanders Representative and provided that, if the Kanders Representative consents to such Transfer, the Kanders Stockholders shall thereupon be permitted to Transfer, pro rata among the Kanders Stockholders, an equal number of Shares to any third party; (iii) to an Affiliate of such Stockholder or an officer or director of the Company, provided that such Affiliate or officer or director agrees to be bound by the terms of this Agreement; (iv) to another Ivy Stockholder or (v) to a customary margin brokerage account maintained by such Stockholder or in pledge to a commercial lender pursuant to a bona fide, arms-length pledge agreement for the provision of credit. Any other purported Transfer shall be void and shall not be recognized by the Stockholders, and no purported transferee shall be entitled to vote any of such Shares, nor receive any dividends, profits or other distributions in respect thereof, nor shall any purported transferee have any other rights as a Stockholder.

(b) A Kanders Stockholder shall not Transfer any Shares, except: (i) in compliance with the terms and conditions of this Agreement; (ii) with the prior written consent of the Ivy Representative, which consent may be withheld in the sole discretion of the Ivy Representative and provided that, if the Ivy Representative consents to such Transfer, the Ivy Stockholders shall thereupon be permitted to Transfer, pro rata among the Ivy Stockholders, an equal number of Shares to any third party; (iii) to an Affiliate of such Stockholder or an officer or director of the Company, provided that such Affiliate or officer or director agrees to be bound by the terms of this Agreement; (iv) to another Kanders Stockholder or (v) to a customary margin brokerage account maintained by such Stockholder or in pledge to a commercial lender pursuant to a bona fide, arms-length pledge agreement for the provision of credit. Any other purported Transfer shall be void and shall not be recognized by the Stockholders, and no purported transferee shall be entitled to vote any of such Shares, nor receive any dividends, profits or other distributions in respect thereof, nor shall any purported transferee have any other rights as a Stockholder.

III.	Death of a Stockholder

Upon the death of a Stockholder who is a natural person (hereinafter called the “Deceased Stockholder”), the personal representative(s) of his estate shall be permitted to Transfer the Shares owned by the Deceased Stockholder at the time of his death free of all restrictions of this Agreement and, in such case, the other Stockholders (whether or not natural persons) shall thereupon be permitted to Transfer an equal number of Shares to any third party free of all restrictions of this Agreement; provided, that, if the Deceased Stockholder shall have made a testamentary bequest, the transferees of such bequest shall have agreed to be bound by the terms of this Agreement, which shall remain in full force and effect as though such transferees were original parties thereto, and, in such case, the other Stockholders (whether or not natural persons) shall thereupon be permitted to Transfer an equal number of Shares to any third party as long as such third party shall have agreed to be bound by the terms of this Agreement.

IV.	Default under Co-Investment Subscription Agreements.

(a) Default by an Ivy Stockholder.

(i) In the event that an Ivy Stockholder (an “Ivy Defaulting Stockholder”) fails for any reason to consummate the purchase of any of the Co-Investment Units contemplated by its respective Co-Investment Subscription Agreement, the other Ivy Stockholders shall have the option, but not the obligation, to purchase all, but not less than all, of the Co-Investment Units that were not purchased by the Ivy Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement. In the event that the other Ivy Stockholders purchase all of the Co-Investment Units that were subscribed for by the Ivy Defaulting Stockholder in its Co-Investment Subscription Agreement and not purchased by the Ivy Defaulting Stockholder, the Ivy Defaulting Stockholder shall transfer and deliver to such other Ivy Stockholders all of the units (each a “Founders Unit”) consisting of one “founders” share of Stock and one “founders” warrant beneficially owned by the Ivy Defaulting Stockholder, as reflected on Schedule A attached hereto, together with duly executed stock powers and all other documentation reasonably required to transfer good title and beneficial ownership of such Founders Units to such other Ivy Stockholders (in proportion to the percentage of the Co-Investment Units so purchased by each of the other Ivy Stockholders) in consideration of such other Ivy Stockholders paying $0.01 for each Founders Unit transferred.

(ii) In the event that the Ivy Defaulting Stockholder purchases a portion of the Co-Investment Units that it subscribed for pursuant to its Co-Investment Subscription Agreement, the other Ivy Stockholders shall have the option, but not the obligation, to purchase all, but not less than all, of the remaining Co-Investment Units not purchased by the Ivy Defaulting Stockholder. In the event that the other Ivy Stockholders purchase all of the remaining Co-Investment Units that were subscribed for by the Ivy Defaulting Stockholder in its Co-Investment Subscription Agreement and not purchased by the Ivy Defaulting Stockholder, the Ivy Defaulting Stockholder shall transfer and deliver to the other Ivy Stockholders (in proportion to the percentage of the Co-Investment Units so purchased by each of the other Ivy Stockholders), in consideration of the other Ivy Stockholder paying $0.01 for each Founders’ Unit so transferred, that number of the Founders Units beneficially owned by the Ivy Defaulting Stockholder, as reflected on Schedule A attached hereto, multiplied by a fraction, the numerator of which equals the number of Co-Investment Units that the Ivy Defaulting Stockholder failed to purchase pursuant to its Co-Investment Subscription Agreement and the denominator of which equals the total number of Co-Investment Units subscribed for by the Ivy Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement, together with duly executed stock powers and all other documentation reasonably required to transfer good title and beneficial ownership of such Founders Units.

(iii) In the event that an Ivy Defaulting Stockholder fails for any reason to consummate the purchase of any of the Co-Investment Units contemplated by its respective Co-Investment Subscription Agreement and the other Ivy Stockholders decline to purchase such Co-Investment Units, the Kanders Stockholders shall have the option, but not the obligation, to purchase all, but not less than all, of the Co-Investment Units that were not purchased by the Ivy Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement. In the event that the Kanders Stockholders purchase all of the Co-Investment Units that were subscribed for by the Ivy Defaulting Stockholder in its Co-Investment Subscription Agreement and not purchased by the Ivy Defaulting Stockholder, the Ivy Defaulting Stockholder shall transfer and deliver to the Kanders Stockholders all of the Founders Units beneficially owned by the Ivy Defaulting Stockholder, as reflected on Schedule A attached hereto, together with duly executed stock powers and all other documentation reasonably required to transfer good title and beneficial ownership of such Founders Units to the Kanders Stockholders (in proportion to the percentage of the Co-Investment Units so purchased by each Kanders Stockholder) in consideration of such the Kanders Stockholders paying $0.01 for each Founders Unit transferred.

(iv) In the event that the Ivy Defaulting Stockholder purchases a portion of the Co-Investment Units that it subscribed for pursuant to its Co-Investment Subscription Agreement and the other Ivy Stockholders decline to purchase all, but not less than all, of the remaining Co-Investment Units not purchased by the Ivy Defaulting Stockholder, the Kanders Stockholders shall have the option, but not the obligation, to purchase all, but not less than all, of the Co-Investment Units that were not purchased by the Ivy Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement. If the Kanders Stockholder do so purchase such Co-Investment Units, the Ivy Defaulting Stockholder shall transfer and deliver to the Kanders Stockholders (in proportion to the percentage of the Co-Investment Units so purchased by each of the Kanders Stockholders), in consideration of the Kanders Stockholders paying $0.01 for each Founders’ Unit so transferred, that number of the Founders Units beneficially owned by the Ivy Defaulting Stockholder, as reflected on Schedule A attached hereto, multiplied by a fraction, the numerator of which equals the number of Co-Investment Units that the Ivy Defaulting Stockholder failed to purchase pursuant to its Co-Investment Subscription Agreement and the denominator of which equals the total number of Co-Investment Units subscribed for by the Ivy

Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement, together with duly executed stock powers and all other documentation reasonably required to transfer good title and beneficial ownership of such Founders Units.

(b) Default by a Kanders Stockholder.

(i) In the event that any Kanders Stockholder (a “Kanders Defaulting Stockholder”) fails for any reason to consummate the purchase of any of the Co-Investment Units contemplated by its Co-Investment Subscription Agreement, the other Kanders Stockholders shall have the option, but not the obligation, to purchase all, but not less than all, of the Co-Investment Units that were not purchased by the Kanders Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement. In the event that the other Kanders Stockholders purchase all of the Co-Investment Units that were subscribed for by the Kanders Defaulting Stockholder in its Co-Investment Subscription Agreement and not purchased by the Kanders Defaulting Stockholder, Equity LLC shall not be required to transfer and deliver to such other Kanders Stockholders any Founders Unit beneficially owned by Equity LLC.

(ii) In the event that the Kanders Defaulting Stockholder purchases a portion of the Co-Investment Units that it subscribed for pursuant to its Co-Investment Subscription Agreement, the other Kanders Stockholders shall have the option, but not the obligation, to purchase all, but not less than all, of the remaining Co-Investment Units not purchased by the Kanders Defaulting Stockholder. In the event that the other Kanders Stockholders purchase all of the remaining Co-Investment Units that were subscribed for by the Kanders Defaulting Stockholder in its Co-Investment Subscription Agreement and not purchased by the Kanders Defaulting Stockholder, Equity LLC shall not be required to transfer and deliver to such other Kanders Stockholders any Founders Unit beneficially owned by Equity LLC.

(iii) In the event that the Kanders Defaulting Stockholder fails for any reason to consummate the purchase of any of the Co-Investment Units contemplated by its Co-Investment Subscription Agreement and the other Kanders Stockholders decline to purchase such Co-Investment Units, the Ivy Stockholders shall have the option, but not the obligation, to purchase all, but not less than all, of the Co-Investment Units that were not purchased by the Kanders Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement. In the event that the Ivy Stockholders purchase all of the Co-Investment Units that were subscribed for by the Kanders Defaulting Stockholder in its Co-Investment Subscription Agreement and not purchased by the Kanders Defaulting Stockholder or the other Kanders Stockholders, the Kanders Stockholders shall transfer and deliver to the Ivy Stockholders all of the Founders Units beneficially owned by the Kanders Stockholders, as reflected on Schedule A attached hereto, together with duly executed stock powers and all other documentation reasonably required to transfer good title and beneficial ownership of such Founders Units to the Ivy Stockholders (in proportion to the percentage of the Co-Investment Units so purchased by each Ivy Stockholder) in consideration of the Ivy Stockholders paying $0.01 for each Founders Unit transferred.

(iv) In the event that the Kanders Defaulting Stockholder purchases a portion of the Co-Investment Units that it subscribed for pursuant to its Co-Investment Subscription Agreement and the other Kanders Stockholders decline to purchase all, but not less than all, of the remaining Co-Investment Units not purchased by the Kanders Defaulting Stockholder, the Ivy Stockholders shall have the option, but not the obligation, to purchase all, but not less than all, of the Co-Investment Units that were not purchased by the Kanders Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement. If the Ivy Stockholders do so purchase such Co-Investment Units, the Kanders Stockholders shall transfer and deliver to the Ivy Stockholders (in proportion to the percentage of the Co-Investment Units so purchased by each of the Ivy Stockholders), in consideration of the Ivy Stockholders paying $0.01 for each Founders’ Unit so transferred, that number of the Founders Units beneficially owned by the Kanders Stockholders (in the aggregate), as reflected on Schedule A attached hereto, multiplied by a fraction, the numerator of which equals the number of Co-Investment Units that the Kanders Defaulting Stockholder failed to purchase pursuant to its Co-Investment Subscription Agreement and the denominator of which equals the total number of Co-Investment Units subscribed for by the Kanders Defaulting Stockholder pursuant to its Co-Investment Subscription Agreement, together with duly executed stock powers and all other documentation reasonably required to transfer good title and beneficial ownership of such Founders Units.

V.	Election of Directors

(a) The Kanders Representative and the Ivy Representative shall each have the option, but not the obligation, to propose one director to the nominating committee of the Company’s Board of Directors for nomination as a candidate for election to the Board of Directors of the Company. In the event that all candidates proposed for nomination by the Kanders Representative and the Ivy Representative, as applicable, are nominated for election by the nominating committee of the Company’s Board of Directors, each Stockholder agrees (subject to any existing fiduciary duties of such Stockholder) to vote all shares of Stock beneficially owned or held of record by such Stockholder and shares of Stock as to which he has voting control, as set forth on Schedule A, and agrees to use his reasonable best efforts to cause his Affiliates to vote, at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such a meeting, for the respective nominees of the Kanders Representative and the Ivy Representative. Each director shall serve until the next meeting of stockholders of the Company at which directors in each such director’s class are to be elected, or until a successor to such director shall have been selected as provided in this Agreement.

(b) If a director nominated by the Kanders Representative or the Ivy Representative dies, resigns or is removed as a director and there is a resulting vacancy in the Board of Directors of the Company and the Kanders Representative or the Ivy Representative, as applicable, proposes a substitute candidate to the nominating committee of the Company’s Board of Directors to fill such vacancy and such substitute candidate is nominated by the nominating committee of the Company’s Board of Directors for election to the Board of Directors of the

Company, each Stockholder agrees to vote all shares of Stock owned by such Stockholder to elect such substitute candidate nominated by the Kanders Representative or the Ivy Representative, as applicable.

VI.	Representations and Warranties.
(a)	Stock Ownership.

Each Stockholder severally represents and warrants to the other party to this Agreement that he is the record and beneficial owner of, has voting control of, and/or has subscribed to purchase, the number of shares of Stock set forth opposite his name on Schedule A, and that, except as permitted pursuant to Article II hereof or those created by this Agreement, the shares of Stock that are owned by him or his Affiliates are free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts. Each Stockholder agrees promptly to notify the other party to this Agreement of the occurrence and circumstances of any event which would make the repetition at any future time of the above representation and warranty untrue as to him. Each Stockholder severally represents and warrants to the other party to this Agreement that he has, or will have upon purchase, voting control, whether by proxy or voting agreement of the number of shares of Stock set forth opposite his name on Schedule A and attached hereto as Exhibit A are true, complete and accurate copies of each such proxy or voting agreement, if any.

(b)	Authority.

Each Stockholder severally represents and warrants to the other party to this Agreement that (i) such Stockholder has full power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement, (ii) this Agreement has been duly executed and delivered by such Stockholder and is a legal, valid and binding obligation of such Stockholder and (iii) the execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which such Stockholder is a party or by which he or the Shares is bound.

VII.	Termination.

This Agreement shall automatically terminate upon the earlier to occur of any of the following events (the “Termination Date”):

(a)	the third anniversary of the consummation of the Initial Business Combination;
(b)	the liquidation or dissolution of the Company;

(c)

the sale of all or substantially all of the assets, the sale of all or substantially all of the outstanding capital stock of the Company by the holders thereof, or any merger, consolidation, reorganization or similar business combination of the Company pursuant to which the Company is not the surviving entity or the stockholders of the Company immediately before such transaction or series of related transactions own less than fifty percent (50%) of the voting power of the surviving (or consolidated) entity immediately after such transaction; or

(d)	mutual agreement of the Kanders Representative and the Ivy Representative.
VIII.	Miscellaneous.
8.01	Legend.

The following legends shall be noted conspicuously on all certificates representing shares of Stock heretofore or hereafter issued which are subject to the terms of this Agreement:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND VOTING, AS PROVIDED IN A STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 2, 2007 AMONG CERTAIN HOLDERS OF STOCK OF THE COMPANY.”

8.02	Further Actions.

At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

8.03	Availability of Equitable Remedies.

A breach of the provisions of this Agreement cannot adequately be compensated by money damages. Any party shall be entitled, in addition to any other right or remedy available to him, to seek such equitable relief as may be granted by a court of competent jurisdiction, including obtaining an injunction, restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement. In any such case no bond or other security shall be required in connection therewith.

8.04	Modification.

This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior negotiations, understandings and existing agreements among them concerning such subject matter which are merged herein, and may be modified only by a written instrument duly executed by all of the parties.

8.05	Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by facsimile transmission with proof of receipt, nationally recognized overnight courier service, or delivered personally against receipt to the party to whom it is to be given, at the address or facsimile number of such party set forth in Schedule A to this Agreement. Notices to the estate of a Stockholder shall be sufficient if addressed to the Stockholder as provided in this Section 8.05. Except as otherwise specifically provided in this Agreement, any notice given by certified mail shall be deemed given on the second business day following certification thereof, any notice given by facsimile transmission shall be deemed given upon transmission thereof if accompanied by a confirmation of such transmission, any notice given by overnight courier service shall be deemed given on the next business day, and any notice delivered personally shall be deemed given upon such delivery if accompanied by a receipt thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

8.06	Waiver.

Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

8.07	Binding Effect.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, heirs, and personal representatives. If a Stockholder has Transferred all of his shares of Stock, he shall thereafter be deemed not to be a party to this Agreement or to have any rights hereunder.

8.08	No Third Party Beneficiaries.

This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.07).

8.09	Severability.

If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

8.10	Headings.

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

8.11	Pronouns.

Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

8.12	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.13	Governing Law

This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in the County of New York, State of New York over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

8.14	No Transfer Valid Except Under Agreement.

No Shares covered or affected by this Agreement shall be transferred on the books of the Company except upon full compliance with the terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

/s/ Warren B. Kanders
Warren B. Kanders
HIGHLAND EQUITY LLC
By:	/s/ Warren B. Kanders
Name:	Warren B. Kanders
Title:	Non-member Manager

KANDERS & COMPANY, INC.
By:	/s/ Warren B. Kanders
Name:	Warren B. Kanders
Title:	President

/s/ Russell F. Warren, Jr.
Russell F. Warren, Jr.
FIELDPOINT CAPITAL, LLC
By:	/s/ Russell F. Warren, Jr.
Name:	Russell F. Warren, Jr.
Title:	Manager

/s/ Robert W. Pangia
Robert W. Pangia

IVY HEALTHCARE CAPITAL II, L.P.
By:	/s/ Robert W. Pangia
Name:	Robert W. Pangia
Title:	Co-Manager

/s/ Dennis W. O’Dowd
Dennis W. O’Dowd

/s/ Virgilio Rene Veloso
Virgilio Rene Veloso

Schedule A

List of Names and Holdings of Stockholders

Name	Number of Founders Units	Number of Subscribed for Sponsors’ Warrants	Number of Subscribed for Co- Investment Units	Shares of Stock Beneficially Owned	Shares of Stock subject to Voting Control
Warren B. Kanders Address: c/o Kanders & Company, Inc., One Landmark Square, 22nd Floor, Stamford, CT 06901 Fax: (203) 552-9607	0	0	0	1,683,600[1]	1,683,600[1]
Highland Equity LLC Address: c/o Kanders & Company, Inc., One Landmark Square, 22nd Floor, Stamford, CT 06901 Fax: (203) 552-9607	1,683,600[2]	0	0	1,683,600[3]	0[4]
______________

1 Represents 1,683,600 shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company held by Highland Equity LLC. Includes up to 219,600 shares of Common Stock that are subject to forfeiture to the extent that the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised. Does not include 1,683,600 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Highland Equity LLC. Does not include (i) 2,125,000 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Kanders & Company, Inc., (ii) 500,000 shares of Common Stock included in the Co-Investment Units subscribed for by Kanders & Company, Inc. and (iii) 500,000 shares of Common Stock issuable upon exercise of warrants included in the Co-Investment Units subscribed for by Kanders & Company, Inc.

2 Includes up to 219,600 Founders Units that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised.

3 Includes up to 219,600 shares of Common Stock that are subject to forfeiture to the extent that the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised. Does not include 1,683,600 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Highland Equity LLC.

4 Warren B. Kanders, the Non-member manager of Highland Equity LLC, has voting and dispositive power over the shares of Common Stock held by Highland Equity LLC.

Name	Number of Founders Units	Number of Subscribed for Sponsors’ Warrants	Number of Subscribed for Co- Investment Units	Shares of Stock Beneficially Owned	Shares of Stock subject to Voting Control
Kanders & Company, Inc. Address: One Landmark Square, 22nd Floor, Stamford, CT 06901 Fax: (203) 552-9607	0	2,125,000	500,000	0[5]	0[6]
Russell F. Warren, Jr. Address: c/o Ivy Capital Partners One Paragon Drive Suite 125 Montvale, NJ 07645 Fax:________________	0	0	0	1,375,790[7]	1,375,790[7]
______________

5 Does not include 2,125,000 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Kanders & Company, Inc. Does not include 500,000 shares of Common Stock and 500,000 shares of Common Stock issuable upon exercise of warrants included in the Co-Investment Units subscribed for by Kanders & Company, Inc.

6 Warren B. Kanders, the President and principal stockholder of Kanders & Company, Inc., would have voting and dispositive power over the shares of Common Stock held by Kanders & Company, Inc.

7 Represents 695,548 shares of Common Stock held by Fieldpoint Capital, L.L.C. and 680,242 shares of Common Stock held by Ivy Healthcare Capital II, L.P. Includes up to 90,724 shares of Common Stock held by Fieldpoint Capital, L.L.C. and up to 88,727 shares of Common Stock held by Ivy Healthcare Capital II, L.P. that are subject to forfeiture to the extent that the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised. Does not include (i) 695,548 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Fieldpoint Capital, L.L.C., (ii) 680,242 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Ivy Healthcare Capital II, L.P., (iii) 464,773 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Fieldpoint Capital, L.L.C., (iv) 454,545 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Ivy Healthcare Capital, L.P., (v) 206,565 shares of Common Stock and 206,565 shares of Common Stock issuable upon exercise of warrants included in the Co-Investment Units subscribed for by Fieldpoint Capital, L.L.C. and (vi) 202,020 shares of Common Stock and 202,020 shares of Common Stock issuable upon exercise of warrants included in the Co-investment Units subscribed for by Ivy Healthcare Capital II, L.P.

Name	Number of Founders Units	Number of Subscribed for Sponsors’ Warrants	Number of Subscribed for Co- Investment Units	Shares of Stock Beneficially Owned	Shares of Stock subject to Voting Control
Fieldpoint Capital, L.L.C. Address: One Paragon Drive Suite 125 Montvale, NJ 07645 Fax:________________	695,548[8]	464,773	206,565	695,548[9]	0[10]
Robert W. Pangia Address: c/o Ivy Capital Partners One Paragon Drive Suite 125 Montvale, NJ 07645 Fax:________________	266,996[11]	178,409	79,293	266,996[12]	266,996[12]
______________

8 Includes up to 90,724 Founders Units that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised.

9 Includes up to 90,724 shares of Common Stock that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised. Does not include (i) 695,548 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Fieldpoint Capital, L.L.C., (ii) 464,773 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Fieldpoint Capital, L.L.C. and (iii) 206,565 shares of Common Stock and 206,565 shares of Common Stock issuable upon exercise of warrants included in the Co-Investment Units subscribed for by Fieldpoint Capital, L.L.C.

10 Russell F. Warren, Jr. has voting and dispositive power over the shares of Common Stock held by Fieldpoint Capital, L.L.C.

11 Includes up to 34,826 Founders Units that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised.

12 Includes up to 34,826 shares of Common Stock that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised. Does not include (i) 266,996 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Robert W. Pangia, (ii) 178,409 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Robert W. Pangia and (iii) 79,293 shares of Common Stock and 79,293 shares of Common Stock issuable upon exercise of warrants included in the Co-Investment Units subscribed for by Robert W. Pangia.

Name	Number of Founders Units	Number of Subscribed for Sponsors’ Warrants	Number of Subscribed for Co- Investment Units	Shares of Stock Beneficially Owned	Shares of Stock subject to Voting Control
Ivy Healthcare Capital II, L.P. Address: One Paragon Drive Suite 125 Montvale, NJ 07645 Fax:________________	680,242[13]	454,545	202,020	680,242[14]	0[15]
Dennis W. O’Dowd Address: c/o Ivy Capital Partners One Paragon Drive Suite 125 Montvale, NJ 07645 Fax:________________	27,209[16]	18,182	8,081	27,209[17]	27,209[17]
______________

13 Includes up to 88,727 Founders Units that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised.

14 Includes up to 88,727 shares of Common Stock that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised. Does not include (i) 680,242 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Ivy Healthcare Capital II, L.P., (ii) 454,545 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Ivy Healthcare Capital, L.P. and (iii) 202,020 shares of Common Stock and 202,020 shares of Common Stock issuable upon exercise of warrants included in the Co-investment Units subscribed for by Ivy Healthcare Capital II, L.P.

15 Russell F. Warren, Jr. has voting and dispositive power over the shares of Common Stock held by Ivy Healthcare Capital, L.P.

16 Includes up to 3,549 Founders Units that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised.

17 Includes up to 3,549 shares of Common Stock that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised. Does not include (i) 27,209 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Dennis W. O’Dowd, (ii) 18,182 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Dennis W. O’Dowd and (iii) 8,081 shares of Common Stock and 8,081 shares of Common Stock issuable upon exercise of warrants included in the Co-investment Units subscribed for by Dennis W. O’Dowd.

Name	Number of Founders Units	Number of Subscribed for Sponsors’ Warrants	Number of Subscribed for Co- Investment Units	Shares of Stock Beneficially Owned	Shares of Stock subject to Voting Control
Virgilio Rene Veloso Address: c/o Ivy Capital Partners One Paragon Drive Suite 125 Montvale, NJ 07645 Fax:________________	13,605[18]	9,091	4,041	13,605[19]	13,605[19]
______________

18 Includes up to 1,775 Founders Units that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised.

19 Includes up to 1,775 shares of Common Stock that are subject to forfeiture to the extent the underwriters over-allotment option in the Company’s initial public offering is not exercised in full or expires unexercised. Does not include (i) 13,605 shares of common stock issuable upon exercise of warrants included in the Founders Units held by Virgilio Rene Veloso, (ii) 9,091 shares of Common Stock issuable upon exercise of the Sponsors’ Warrants subscribed for by Virgilio Rene Veloso and (iii) 4,041 shares of Common Stock and 4,041 shares of Common Stock issuable upon exercise of warrants included in the Co-investment Units subscribed for by Virgilio Rene Veloso.

Exhibit A

Copies of Proxies and/or Voting Agreements